SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 11, 2000



                            GP Strategies Corporation
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)



  Delaware                           1-7234                       13-1926739
-------------                    --------------                ---------------
(State or other                  (Commission                   (I.R.S. Employer
 jurisdiction of  File Number)   Identification No.)
 incorporation)



9 West 57th Street, New York, NY                                   10019
-------------------------------------                            -------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:  (212) 826-8500



                                       N/A

          (Former name or former address, if changed since last report)

Item 5.  Other Events.
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         On February  11,  2000,  the  Company,  based in part on the  unanimous recommendation of the Special Negotiating Committee of the Board, terminated the merger agreement with VS&A Communications Partners III, L.P. ("VS&A"), an affiliate of Veronis, Suhler & Associates Inc.

         VS&A had informed the Company that it believes that the Company has suffered a material adverse change and that the conditions to VS&A's obligation to consummate the merger contemplated by the merger agreement therefore may not be fulfilled. VS&A also said that it did not intend to waive the conditions to its obligation.

         To induce VS&A to agree to the immediate termination of the merger agreement and to give the Company a general release, the Company agreed to issue to VS&A, as partial reimbursement of the expenses incurred by it in connection with the merger agreement, 83,333 shares of the Company's Common Stock and an 18-month warrant to purchase 83,333 shares of the Company's Common Stock at a price of $6.00 per share.

         The Company and VS&A have executed a termination agreement, which is filed as Exhibit 1 hereto.

         On February 14, 2000,  the Company  issued the press  release  filed as
Exhibit 2 hereto.

Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

         (c)  Exhibits

10.           Termination of Merger Agreement,  dated February 11, 2000, to the Agreement and Plan of Merger, dated as of October 6, 1999, by and among the Company, VS&A Communications Partners III, L.P., a Delaware limited partnership, VS&A Communications Parallel
              Partners III, L.P., a Delaware limited partnership, VS&A-GP, L.L.C., a Delaware limited liability company, and VS&A-GP Acquisition, Inc., a Delaware corporation.

99.           Press release dated February 14, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GP  Strategies Corporation

Date: February 14, 2000                     By: Scott N. Greenberg